EXHIBIT 21

                                  SUBSIDIARIES

                                                          PERCENTAGE
                                    JURISDICTION OF       OWNED BY
SUBSIDIARIES                        INCORPORATION         REGISTRANT
------------                        ---------------       ----------

Lytton Incorporated                  Delaware               100%

Techdyne (Europe) Ltd.               Scotland               100%

Techdyne (Livingston) Limited        Scotland               100%